Extension to Radiant Life LLC note dated July 29, 2021

June 12, 2023

Reference is made to the Promissory note by and between the undersigned parties, Sundance Strategies, Inc. and Radiant Life LLC dated July 29, 2021. This note is for $50,000.00 to be calculated at 8% per annum for twelve months and warrants.

Be it known, that for good consideration the parties made the following additions or changes to said promissory note as if contained therein:

1. The total amount of the promissory note is $50,000 at 8% per annum including warrants as per the original note dated July 29, 2021.
2. Due date for the note is extended from July 29, 2023 to July 29, 2024 or at the time the first bond is closed whichever date is earlier.
3. The warrants and conditions attached with this agreement other than the extension of the due date remain the same as outlined in the original agreement.

All other terms and conditions shall remain in full force and effect.

SUNDANCE STRATEGIES, INC.

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Kraig T. Higginson, Chief Executive Officer

LENDER

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Radiant Life LLC, Manager
Mitch Burton